Exhibit 99.1

Onstream Media Previews Fourth Fiscal Quarter Results

Second Consecutive Quarter With Positive Cash From Operations

POMPANO BEACH, FL – December 6, 2010 – Onstream Media Corporation (NASDAQ: ONSM), a leading online service provider of live and on-demand Internet broadcasting, corporate web communications and virtual marketplace technology, today provided a preview of its revenues and operating cash flow for the fourth quarter of fiscal 2010, with complete quarterly and full fiscal year results expected to be reported on or before December 29, 2010.

Onstream Media’s revenues for the fourth quarter of fiscal 2010 were approximately $4.1 million, as compared to revenues of approximately $3.7 million for the corresponding period of fiscal 2009. Although the $4.1 million reflected the seasonal revenue decline we have historically experienced in the fourth fiscal quarter versus the immediately preceding third quarter, cash provided by operating activities (before changes in current assets and liabilities) for the fiscal 2010 fourth quarter was approximately $44,000, as compared to negative (cash used) of approximately $415,000 from the same quarter last year and compared to approximately $188,000 cash provided by operating activities (before changes in current assets and liabilities) for the third quarter of fiscal 2010.  This represents the first time in the company’s history that it has had consecutive quarters with positive cash from operations (before changes in current assets and liabilities).

Randy Selman, Onstream’s CEO and President, stated “We were pleased to see not only an improvement in our fiscal 2010 fourth quarter revenues over the same period of last year, but also to see positive cash provided by operating activities (before changes in current assets and liabilities) in the fiscal 2010 fourth quarter, even when our revenues were approximately $370,000 lower than the fiscal 2010 third quarter. As a result, we expect to see a continuation and improvement of positive operating cash results as we expect our revenues to improve from the seasonal low, starting in the first quarter of fiscal 2011.”

About Onstream Media:

Onstream Media Corporation (Nasdaq: ONSM) is a leading, online, service provider of live and on-demand Internet broadcasting, corporate web communications and virtual marketplace technology. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost-effective tools for encoding, managing, indexing, and publishing content via the Internet. The company’s MarketPlace365™ solution enables publishers, associations, tradeshow promoters and entrepreneurs to rapidly and cost-effectively self-deploy their own online virtual marketplaces. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include: AAA, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, BT Conferencing, Qwest and Tradeshow News Network (TSNN). For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

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Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Media Relations:

Chris Faust
Fastlane
973-226-4379
cfaust@fast-lane.net

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